Exhibit 10.4

LICENSE AGREEMENT

BETWEEN

ELI LILLY AND COMPANY

AND

DEKKUN CORPORATION

EFFECTIVE AS OF JANUARY 3, 2011

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LICENSE AGREEMENT

THIS LICENSE AGREEMENT is entered into as of January 3, 2011 (the “Effective Date”), by and between Eli Lilly and Company (“Lilly”), a corporation organized and existing under the laws of the State of Indiana, having its principal place of business in Indianapolis, Indiana, and Dekkun Corporation (“Company”), a corporation organized and existing under the laws of Delaware and having its principal place of business at 55 Cambridge Parkway, Cambridge, MA 02142. Company and Lilly are sometimes referred to herein individually as a “Party” and collectively as -Parties.”

RECITALS

A.                                    Lilly controls certain intellectual property rights relating to certain pharmaceutically active compounds that may be useful in the treatment of bone healing, cancer and potentially other medical conditions.

B.                                    Company is interested in further developing and commercializing products based upon such compounds.

C.                                    Subject to the terms and conditions set forth in this Agreement, Lilly is willing to grant to Company an exclusive license under certain Lilly intellectual property rights to further develop and commercialize, on a worldwide basis, pharmaceutical products containing such compounds.

D.                                    Concurrently with the execution of this Agreement, Lilly and Company have entered into an Investors’ Agreement (as amended and in effect from time to time, the “Investors’ Agreement”) pursuant to which Lilly will have certain options to acquire Company. Lilly and Company have also entered into a Master Development Services Agreement pursuant to which Lilly will provide certain development services with respect to Compounds or Modified Compounds (“Services Agreement”).

Now, Therefore, in consideration of the above premises and the mutual covenants and agreements set forth below, the Parties hereto agree as follows.

ARTICLE 1.

DEFINITIONS

As used in this Agreement, the following words and phrases shall have the following meanings:

“Affiliate” means, with respect to a Party, any Person directly or indirectly controlling, controlled by, or under common control with, such Party. For purposes of this Agreement, the term -controlled” (including the terms “controlled by” and “under common control with”) as used in this context, means the direct or indirect ability or power to direct or cause the direction of management policies of a Person or otherwise direct the affairs of such Person, whether through ownership of equity, voting securities, beneficial interest, by contract or otherwise.

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Control shall be presumed to exist where a Party controls 50% or more of the outstanding voting securities of an entity. Notwithstanding the foregoing provisions of this definition, any Person that is controlled or under common control with any of the stockholders of the Company but is not directly or indirectly controlled by the Company shall not be deemed or treated as an Affiliate of the Company for purposes of this Agreement.

“Agreement” means this License Agreement, together with all schedules hereto and any amendments to or restatements of this License Agreement.

“Applicable Laws” means all applicable laws, ordinances, rules and regulations of any kind whatsoever of any governmental (including international, foreign, federal, state, provincial and local) or regulatory authority, including, without limitation, all laws, ordinances, rules and regulations promulgated by any Drug Regulatory Agency.

“Applicable Third Person IP Payments” shall have the meaning set forth in Section 3.1(d).

“Application for Marketing Authorization” means, with respect to Product, (i) in the United States, a Biologics License Application (“BLA”) or a New Drug Application (“NDA”) filed with the FDA for marketing approval of a Product, or any equivalent applications or procedures under any successor regulatory scheme, and (ii) in any country other than the United States, an application or set of applications for marketing approval comparable to an NDA or BLA and necessary to sell Product commercially in such country.

“Bi-Functional Compound” means any compound incorporating a Compound or a Modified Compound and which exerts its mechanism of action by binding to two distinct protein targets, one of which is the protein target DKK1. Binding to an Fc Receptor shall not be deemed to be a distinct protein target for the purposes of this definition.

“Biosimilar or Generic Product” means any compound or product that is approved for marketing by a Drug Regulatory Agency based on equivalence or similarity to a Product, or an abbreviated clinical or preclinical development program relative to Product, such as an abbreviated new drug application (ANDA) or its biologic equivalent as may be established from time to time by such Drug Regulatory Agency, and not by the completion of the full preclinical and clinical development program required for Product.

“BLA” has the meaning set forth in the definition of Application for Marketing Authorization.

“Calendar Quarter” means, as applicable, the three (3) month period ending on March 31, June 30, September 30 or December 31. The initial Calendar Quarter will be deemed to begin on the Effective Date and end on the expiration of that Calendar Quarter in which the Effective Date falls.

“Competing Product” means any compound or product, other than a Bi-Functional Compound and a product containing a Bi-Functional Compound, sold or otherwise marketed by

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Lilly or any of its Affiliates, licensees or sublicensees that exerts its mechanism of action by binding to the protein target DKKI, which has an approved use competitive with any Product marketed by the Company.

“Compound” means (i) any of the compounds identified as [   ]*, [   ]*, [   ]* or [   ]* as disclosed in Schedule 2 or (ii) any Functional Fragment of any of such compounds.

“Compound Modification” means (i) alteration to any Compound or Modified Compound by alteration of the amino acid sequence of such Compound or Modified Compound, (ii) alteration to any Compound or Modified Compound by glycosylation, PEGylation or recombinant Fc fusion or (iii) alteration to any Compound or Modified Compound through any other process of alteration or modification, including for purposes of reducing immunogenicity, changing affinity or extending half-life.

“Compound Supply” shall have the meaning set forth in Section 5.1.

“Confidential Information” means information received (whether disclosed in writing, electronically, orally or by observation) by one Party (the “Receiving Party”) from the other Party (the “Disclosing Party”) either before the Effective Date in connection with the transactions contemplated by this Agreement, or thereafter, that the Disclosing Party reasonably considers proprietary and confidential unless in each case such information, as shown by competent evidence:

(a)                                 was known to the Receiving Party or to the public prior to the Disclosing Party’s disclosure, as demonstrated by contemporaneous written records;

(b)                                 became known to the public, after the Disclosing Party’s disclosure hereunder, other than through a breach of the confidentiality provisions of this Agreement by the Receiving Party or any Person to whom such Receiving Party disclosed such information;

(c)                                  was subsequently disclosed to the Receiving Party by a Person having a legal right to disclose, without any restrictions, such information or data; or

(d)                                 was developed by the Receiving Party independently of the Disclosing Party’s Confidential Information.

“Control” means, with respect to any intellectual property, the possession of the ability to grant a license without violating the terms of any agreement or other arrangement with any Third Person.

“Damages” means any and all costs, losses, claims, demands for payment, government enforcement actions, liabilities, fines, penalties, expenses, court costs and reasonable fees and disbursements of counsel, consultants and expert witnesses incurred by a Party hereto or its Affiliates (including any court-imposed interest in connection therewith).

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“Data Exclusivity Period” means the period during which a Drug Regulatory Agency prohibits reference without the consent of the owner of an Application for Marketing Authorization to the clinical and other data that is contained in such Application for Marketing Approval, and that is not published or publicly available outside of such Application for Marketing Authorization; provided that the period shall be deemed to have ended earlier than the statutory period provided by law in the event that a Biosimilar or Generic Product has been approved by a Drug Regulatory Agency.

“Diagnostic Field” means all diagnostic human health uses.

“Diligence” means use of reasonable commercial efforts that, taken as a whole, are consistent with normal business practices within the pharmaceutical industry for companies of comparable resources, taking into account efficacy, the competitiveness of alternative products in the marketplace, the degree of intellectual property protection available for Product, the likelihood of Regulatory Approval, the profitability of Product, the potential impact of the prevailing conditions (such as pricing) in one market on one or more other markets, alternative products and other relevant factors. The efforts of any Permitted Seller shall be considered in judging the Diligence of Company.

“Disclosing Party” shall have the meaning set forth in the definition of Confidential Information.

“Drug Regulatory Agency” means in the United States, the FDA or any successor US federal agency having responsibility over Regulatory Approval, and in countries other than the United States, the applicable governmental or regulatory authority having jurisdiction over the approval of sale of Product in any particular country or region in the Territory (for example, the European Medicines Evaluation Agency for the European Union).

“Effective Date” shall have the meaning set forth in the first paragraph hereof.

“Field” means all human or veterinary health uses including, without limitation, use for therapeutic or preventative purposes but excluding the Diagnostic Field.

“First Commercial Sale” means the first arms’ length sale of Product in a country by Company or a Permitted Seller to a Third Person following Regulatory Approval in that country.

“Force Majeure” shall have the meaning set forth in Section 11.3.

“Functional Fragment” means Fab fragments, Fab’ fragments, F(ab’)2 fragments, and single chain Fv fragments.

“GAAP” means U.S. Generally Accepted Accounting Principles, consistently applied. “Indemnifying Party” shall have the meaning set forth in Section 9.2(a).

“Indemnitee” shall have the meaning set forth in Section 9.2(a). “Investors’ Agreement” has the meaning set forth in the Recitals.

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“Involved Party” shall have the meaning set forth in Section 2.7.

“Lead Compound” means the Compound known as [   ]* as identified on Schedule 2.

“Lilly Know-How” means any information Controlled by Lilly as of the Effective Date that is necessary to research, develop, make, have made, use, sell, offer for sale and import Compound, Modified Compound or Product in the Field in the Territory, including any: preclinical or clinical development data or information; biological, chemical, pharmacological, toxicological, or pharmaceutical data or information; manufacturing methods, manufacturing and quality control data or information; formulation analyses; market research specific to Product; or any similar items. Know-How does not include the Lilly Patents, any other patented matter or any Lilly information related to Bi-Functional Compounds.

“Lilly Licensed Technology” means the Lilly Patents and the Lilly Know-How.

“Lilly Patent(s)” means (x) those patents and patent applications listed on Schedule 1, and any continuations, continuations in part, divisionals, provisionals or substitutes, reexaminations, reissues, renewals or extensions (including any supplemental protection certificates), with respect to such patents or patent applications, and any and all patents and patent applications anywhere in the Territory that directly or indirectly claim priority from the same and (y) (1) all other patents and patent applications Controlled by Lilly as of the Effective Date that are necessary to research, develop, make, have made, use, sell, offer for sale and import Compound, Modified Compound or Product in the Field in the Territory, and (2) any continuations, continuations in part, divisionals, provisionals or substitutes, reexaminations, reissues, renewals or extensions (including any supplemental protection certificates), with respect to such patents or patent applications referred to in the foregoing subclause (1), and any and all patents and patent applications anywhere in the Territory that directly or indirectly claim priority from such patents or patent applications referred to in the foregoing subclause (1) or the foregoing subclause (2).

“Major Market(s)” means Japan, France, Germany, Italy, Spain, the United Kingdom, and the United States.

“Modified Compound” means (i) a compound that results from the Compound Modification process that is not a Bi-Functional Compound or (ii) any Functional Fragment of such compound.

“NDA” has the meaning set forth under the definition of -Application for Marketing Authorization.”

“Net Sales” shall mean, with respect to a Product, the gross amount invoiced by any Permitted Seller to an unrelated Third Party that is not a sublicensee, for the Product in the Territory, less:

(a)                                 Trade, quantity and cash discounts allowed;

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(b)                                 Commissions, discounts, refunds, rebates (including, but not limited to, wholesaler or distributor inventory management fees), chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price;

(c)                                  Actual Product returns and allowances; and

(d)                                 Reserves or allowances for bad debt or uncollectible amounts.

Such amounts shall be determined from the books and records of the applicable Permitted Seller, maintained in accordance with U. S. Generally Accepted Accounting Principles consistently applied. In determining such amounts, the applicable Permitted Seller will use such Permitted Seller’s then current standard procedures and methodology, including such Permitted Seller’s then current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars, consistently applied. In the event that the Product is sold as part of a Combination Product (where “Combination Product” means any pharmaceutical product which comprises the Product and other active compound(s) and/or ingredients), the Net Sales of the Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition) by the fraction, A / (A+B) where A is the weighted average sale price of the Product when sold separately in finished form, and B is the weighted average sale price of the other product(s) sold separately in finished form.

In the event that the weighted average sale price of the Product can be determined but the weighted average sale price of the other product(s) cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A / C where A is the weighted average sale price of the Product when sold separately in finished form and C is the weighted average sale price of the Combination Product.

In the event that the weighted average sale price of the other product(s) can be determined but the weighted average sale price of the Product cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the following formula: one (1) minus B / C where B is the weighted average sale price of the other product(s) when sold separately in finished form and C is the weighted average sale price of the Combination Product.

In the event that the weighted average sale price of both the Product and the other product(s) in the Combination Product cannot be determined, the Net Sales of the Product shall be deemed to be equal to fifty percent (50%) of the Net Sales of the Combination Product.

The weighted average sale price for a Product, other product(s), or Combination Product shall be calculated once each Calendar Year and such price shall be used during all applicable royalty reporting periods for the entire following Calendar Year. When determining the weighted average sale price of a Product, other product(s), or Combination Product, the weighted average sale price shall be calculated by dividing the sales dollars (translated into U.S. dollars) by the

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units of active ingredient sold during the twelve (12) months (or the number of months sold in a partial calendar year) of the preceding Calendar Year for the respective Product, other product(s), or Combination Product. In the initial Calendar Year, a forecasted weighted average sale price will be used for the Product, other product(s), or Combination Product. Any over or under payment due to a difference between forecasted and actual weighted average sale prices will be paid or credited in the first royalty payment of the following Calendar Year.

“Noninvolved Party” shall have the meaning set forth in Section 2.7.

“Option” means the option in favor of Lilly to acquire the Company provided in the Investors’ Agreement.

“Option Period” means the period under the Investors’ Agreement that Lilly has an option to acquire the Company.

“Other DKK1 Compound” means (i) any antibody compound that exerts its mechanism of action by binding to the protein target DKK1 or (ii) any Functional Fragment of such antibody compound; provided, however, that the term “Other DKK1 Compound” shall not include any Compound, Modified Compound or Bi-Functional Compound.

“Permitted Seller” means Company and its Affiliates and any permitted assignee or sublicensee having the right to sell Product hereunder.

“Person” means a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority, or any other entity or organization.

“Product” means any composition that comprises Compound or Modified Compound.

“Regulatory Approval” means approval of an Application for Marketing Authorization and satisfaction of any related applicable registration and notification requirements (if any).

“Royalty Term” means, with respect to each country in which a given Product is sold, on a country by country and Product by Product basis, that time period beginning on the First Commercial Sale of such Product in such country and expiring on the latest of the following dates:

(a)                                 the tenth anniversary of the date of First Commercial Sale of such Product in such country;

(b)                                 the expiration in such country of the last-to-expire issued patent included within Lilly Patents, even if such Lilly Patents are filed by the Company as provided in Section 6.1(x) or are assigned to Company as provided in Section 6.4 (but excluding any Lilly Patent so assigned to Company that, in accordance with the provisions of Section 6.4, shall thereafter cease to be treated as a Lilly Patent for purposes of this Agreement), having a Valid Claim covering the sale of such Product in such country; and

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(c)                                  the expiration of any Data Exclusivity Period for such Product in such country.

“Receiving Party” shall have the meaning set forth under the definition of Confidential Information.

“Sales Report” shall have the meaning set forth in Section 3.2.

“Strategic Agreement” means that certain Strategic Agreement, dated as of April 27, 2010, by and among the HealthCare Ventures Strategic Fund, L.P., HealthCare Ventures VIII, L.P., HealthCare Strategic Partners, LLC, HealthCare Partners VIII, L.P. and Lilly, as amended and in effect from time to time.

“Territory” means all countries of the world.

“Third Person” means Persons other than the Parties or Affiliates thereof.

“Valid Claim” means a claim of an issued and unexpired patent in a country which: (i) but for this Agreement would be infringed by the manufacture, importation, use or sale or other disposition of Product by or on behalf of Company or another Permitted Seller, (ii) has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and (iii) has not been abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

ARTICLE 2.

GRANT OF LICENSE

2.1                               License. Subject to the terms and conditions set forth herein (including the rights retained by Lilly in Section 2.3 and 2.5), during the term of this Agreement, Lilly hereby grants to Company (with the right to sublicense in accordance with Section 2.2): (i) an exclusive license under the Lilly Licensed Technology to develop, make, have made, use, sell, offer for sale, and import Compound and Product in the Field in the Territory; (ii) an exclusive license under the Lilly Licensed Technology to identify, discover, develop, make, have made, use, sell, offer for sale, and import any Modified Compound and Product in the Field in the Territory; (iii) an exclusive license under the Lilly Licensed Technology to make, have made, use, sell, offer for sale, and import Compound, Modified Compound and Product in the Diagnostic Field in the Territory; (iv) a co-exclusive license under the Lilly Licensed Technology to identify, discover and develop, at any time and from time to time after the expiration or termination of the Option Period, Bi-Functional Compounds and to make, have made, use, sell, offer for sale, and import any such identified, discovered and/or developed Bi-Functional Compound and for purposes of clarity, Lilly shall have the right at all times under this Agreement to undertake development activities and to exercise its rights with respect to Bi-Functional Compounds subject to Lilly’s compliance with the provisions of Section 2.5 hereof if and to the extent applicable; and (v) a non-exclusive license under any and all patents Controlled by Lilly to practice and use the Lilly

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Licensed Technology with respect to Compound, Modified Compound and Product in accordance with the provisions of this Agreement (including, without limitation, the licenses set forth in the foregoing clauses (i) through (iv) of this Section 2.1), but only if and to the extent that any such practice or use of the Lilly Licensed Technology would, absent this non-exclusive license, infringe one or more of such patents Controlled by Lilly.

2.2                               Sublicensing Rights.

(a)                                 Subject to the last sentence of this Section 2.2, Company may sublicense the rights granted in Section 2.1 hereunder in whole or in part to any of its Affiliates or to any Third Person, provided that Company shall remain liable and be responsible for the acts and omissions of all sublicensees and such acts and omissions shall be regarded for purposes of this Agreement as the acts and omissions of Company. Company will remain liable for royalty payments as a result of Net Sales made by a Permitted Seller pursuant to a sublicense and for any milestone or other payments required by this Agreement. Company shall promptly notify Lilly of any sublicense and shall upon request provide to Lilly a copy of the relevant sublicense. Each sublicense granted under this Agreement will contain provisions (x) that obligate sublicensees to Company to at least the same extent that Company is obligated to Lilly under this Agreement and (y) that grant sublicensees the right to grant further sublicenses to the same extent that the Company is authorized and permitted to grant sublicenses in accordance with the terms of this Section 2.2. Notwithstanding anything in this Agreement to the contrary, Company shall not grant any sublicense of its rights under this Agreement without the prior written consent of Lilly, not to be unreasonably withheld, for so long as any Option is in effect; provided, however, that the foregoing provisions of this sentence, as well as the provisions set forth above in this Section 2.2 that require the Company to notify Lilly of any sublicense and, at the request of Lilly, to provide Lilly a copy of the relevant sublicense, shall not be applicable to any sublicense to any contract research organization, contract manufacturing organization, other contractor, academic institution or academic collaborator if such sublicense only grants to any such sublicensee the right to research, develop, manufacture and does not grant any right to sell or otherwise commercialize.

(b)                                 Lilly may license the rights retained by Lilly pursuant to Section 2.3 hereunder in whole or in part to any of its Affiliates or to any Third Person, provided that Lilly shall remain liable and be responsible for the acts and omissions of all licensees and such acts and omissions shall be regarded for purposes of this Agreement as the acts and omissions of Lilly. Each license granted by Lilly as permitted pursuant to this Section 2.2(b) shall contain provisions that obligate licensees to Lilly to at least the same extent that Lilly is obligated to the Company under this Agreement and shall contain provisions that obligate licensees to the Company to at least the same extent that Lilly is obligated to the Company under Section 2.5 hereof.

2.3                               Retained Rights. Notwithstanding Section 2.1 of this Agreement but subject to the last sentence of this paragraph, Lilly shall retain the right to use (i) the Lilly Licensed Technology to fulfill its obligations under this Agreement and to perform the activities expressly

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authorized under this Agreement, including the right to conduct certain manufacturing activities as contemplated by Section 5.3, (ii) the Lilly Know-How for discovery, research and development activities outside the scope of the rights granted to the Company pursuant to Section 2.1 hereof; (iii) subject to Section 2.5 of this Agreement, the Modified Compounds developed by Lilly and Lilly Licensed Technology (including, without limitation, Compounds if their composition of matter is claimed under the Lilly Patents), in either case, to identify, discover, develop, make, have made, use, sell, offer for sale, and import Bi-Functional Compounds; and (iv) subject to Section 2.5 of this Agreement, Lilly Licensed Technology to identify, discover and develop Modified Compounds and to use such Modified Compounds so identified, discovered and developed by Lilly to make, have made, use, sell, offer for sale, and import a product in the Territory. Notwithstanding anything expressed or implied in this Agreement to the contrary (including, without limitation, the foregoing provisions of this paragraph), Lilly shall not retain or otherwise have any right to use any Modified Compound identified, discovered or developed by the Company or any of its Affiliates or sublicensees for any purpose whatsoever, including, without limitation, to identify, discover, develop, make, have made, use or sell any Bi-Functional Compound.

Lilly shall retain all rights to use Lilly Licensed Technology to the extent necessary for Lilly to fulfill its obligations under the Collaboration Agreement, dated January 5, 2001, between Alere Corporation (formerly known as Biosite Diagnostics Incorporated) and Lilly, as in effect on the date of this Agreement and as may be amended from time to time after the date of this Agreement (so long as any amendment with respect to the DKK1 protein target or any compound or product that is active against the DKK1 protein target shall not materially decrease Lilly’s rights under, or shall materially increase Alere Corporation’s rights under, such Collaboration Agreement as in effect on the date of this Agreement), including all rights to use Lilly Licensed Technology to the extent necessary for Lilly to fulfill its obligations under such Collaboration Agreement with respect to Modified Compounds in the Diagnostic Field.

After the Option Period, each Party shall have the right to use compounds of the other Party as an active comparator in its research activities if the structure of such compound is in the public domain.

2.4                               Exclusivity Covenants.

(a)                                 Lilly shall not use or practice any Lilly Licensed Technology in contravention or violation of the rights thereunder or thereto granted to the Company pursuant to Section 2.1. Lilly shall not grant licenses or otherwise transfer any rights to any person or entity if and to the extent that any such grant or other transfer would violate, contravene, conflict with, or be inconsistent with, the rights exclusively licensed to the Company pursuant to Section 2.1 hereof. The foregoing provisions of this Section 2.4(a) shall not preclude Lilly from using or practicing any Lilly Licensed Technology or from granting licenses to any person or entity to use or practice any Lilly Licensed Technology, in either case to the extent that such use or practice of Lilly Licensed Technology by Lilly is permitted under, and complies with, the provisions of either Section 2.3 or Section 2.5.

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(b)                                 Neither Lilly nor its Affiliates (i) shall (either alone or in collaboration with any Third Person) research, seek to discover or identify, develop, make, have made, use, distribute, market, sell or otherwise commercialize any Compound, Modified Compound or Product except if and to the extent expressly provided or permitted in this Agreement and in accordance with the terms of this Agreement or (ii) shall grant to any person (other than the Company) any right or license to discover, identify, research, develop, make, have made, use, distribute, market, sell or otherwise commercialize any Compound, Modified Compound or Product except if and to the extent expressly provided or permitted in this Agreement and in accordance with the terms of this Agreement.

2.5                               Modified Compound Development.

(a)                                 If Lilly desires to undertake a development project with the goal of identifying, developing and commercializing a Modified Compound, Lilly must first submit to Company Lilly’s proposed research plan for such purpose. Company shall either (i) approve the submitted research plan and enter into a development agreement with Lilly to undertake the research plan, in which case the Company shall fund and own the results of such development in accordance with the development agreement; or (ii) authorize Lilly the right to use Lilly Licensed Technology to undertake, fund and own the results of the research plan. If a Modified Compound candidate selection is declared by Lilly pursuant to Lilly internal product development processes and this Section 2.5(a), Lilly shall so notify the Company in accordance with Section 11.8, shall provide the Company with such quantities of such Modified Compound, if any exist, and such information as was presented to Lilly’s internal decision making body with respect to such Modified Compound in order to enable the Company to evaluate such Modified Compound and shall provide the Company with a statement of Lilly’s development costs for the Modified Compound to such date. The Company shall have the option to acquire all rights to such Modified Compound. Within sixty (60) days of the date by which Lilly shall have delivered to the Company such quantities of such Modified Compound, if any exist, and such information, the Company shall notify Lilly in accordance with Section 11.8 whether or not the Company exercises its option to acquire rights to such Modified Compound. If the Company determines to acquire such rights, the Company shall tender to Lilly one hundred percent (100%) of the cost incurred by Lilly for such development, and such Modified Compound (or any product containing such Modified Compound) shall be deemed and treated as a Product for purposes of this Agreement. If the Company does not exercise its option to acquire rights to such Modified Compound, Lilly may, but shall not be obligated, to continue the development, and Lilly shall own all rights thereto.

(b)                                 The provisions of Section 2.5(a) shall not apply to any development project that Lilly desires to undertake for the sole purpose of identifying and developing a Modified Compound for use in connection with the research, development, manufacture, use or sale of a Bi-Functional Compound and in no event to develop, use, sell or otherwise commercialize such Modified Compound (or any product containing such Modified Compound other than a product containing a Modified Compound as part of a

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Bi-Functional Compound) on a stand-alone basis or in any other manner that is not as a component of a Bi-Functional Compound. The provisions of Section 2.5(c) below shall be applicable to such Modified Compound.

(c)                                  If, as a result of Lilly’s Compound Modification activities in connection with any program involving the identification, discovery, research, development, manufacture, use or sale of a Bi-Functional Compound, a Modified Compound arises that achieves Lilly candidate selection decision as a separate compound not as part of a Bi-Functional Compound, Lilly shall so notify the Company in accordance with Section 11.8, shall provide the Company with such quantities of such Modified Compound, if any exist, and such information as was presented to the Lilly internal decision-making body with respect to such Modified Compound in order to enable the Company to evaluate such Modified Compound and shall provide the Company with a statement of Lilly’s development costs for such Modified Compound to such date. The Company shall have the option to acquire all rights to such Modified Compound. Within sixty (60) days of the date by which Lilly shall have delivered to the Company such quantities of such Modified Compound, if any exist, and such information, the Company shall notify Lilly in accordance with Section 11.8 whether or not the Company exercises its option to acquire rights to the Modified Compound. If the Company determines to acquire such rights, the Company shall tender to Lilly one hundred percent (100%) of the cost incurred by Lilly for such development and such Modified Compound (or any product containing such Modified Compound) shall be deemed and treated as a Product for purposes of this Agreement. If the Company does not exercise its option to acquire rights to such Modified Compound, Lilly may, but shall not be obligated to, continue the development and Lilly shall own all rights thereto.

2.6                               Covenant Not to Sue by Company. During the term of this Agreement, Company (on behalf of itself and its Permitted Sellers) agrees not to in any way challenge or contest (including by way of an allegation of misuse or non-infringement), nor assist any other person to challenge or contest, the validity or enforceability of any of the Lilly Licensed Technology, in each case to the extent the same is applicable to Compounds or Products.

2.7                               Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. The Parties agree that a Party that is a licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, and that upon commencement of a bankruptcy proceeding by or against the licensing Party (such Party, the “Involved Party”) under the U.S. Bankruptcy Code, the other Party (such Party, the “Noninvolved Party”) shall be entitled to a complete duplicate of or complete access to (as such Noninvolved Party deems appropriate), any such intellectual property and all embodiments of such intellectual property, provided the Noninvolved Party continues to fulfill its payment or royalty obligations as specified herein in full. Such intellectual property and all embodiments

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thereof shall be promptly delivered to the Noninvolved Party (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by the Noninvolved Party, unless the Involved Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Involved Party upon written request therefor by Noninvolved Party. The foregoing is without prejudice to any rights the Noninvolved Party may have arising under the U.S. Bankruptcy Code or other applicable law.

ARTICLE 3.

CONSIDERATION

3.1                               Payments from Company to Lilly.

(a)                                 Issuance of Stock. Within five (5) days of the Effective Date, Company will issue to Lilly 9,000,000 shares of its Series A Convertible Preferred Stock pursuant to the terms of the Series A Convertible Preferred Stock Issuance Agreement attached as Exhibit A.

(b)                                 Royalty Payments from Company to Lilly. Subject to Section 3.1(d), Section 3.1(e) and Section 3.1(f) below, Company shall pay Lilly a royalty on Net Sales of a particular Product by Company or any of its Permitted Sellers in the Territory during the applicable Royalty Term of [  ]*. The provisions of this Section 3.1(b) shall be applied on a Product-by-Product and on a country-by-country basis.

(c)                                  Upstream Licenses. In the event any of the Lilly Licensed Technology is subject to the terms of any preexisting license agreement as listed on Exhibit B, all milestones, royalties or other payments due under such license agreement after the Effective Date of this Agreement shall be the responsibilities of the Parties as set forth on Exhibit B.

(d)                                 Royalty Adjustments Related to Third Person IP. On a Product-by-Product basis and on a country-by-country basis, if Company or any of its Affiliates is obligated during any Calendar Quarter to remit commercialization milestone payments or royalty payments (collectively, the “Applicable Third Person IP Payments”) to any Third Person in accordance with the terms of any license entered into by the Company or any of its Affiliates pursuant to which such Third Person grants a license to intellectual property for use by the Company or any of its Affiliates or any sublicensee to discover, identify, research, develop, make, have made, use, sell, distribute, import or otherwise commercialize any Product in any country within the Territory, then Company shall be permitted to offset [  ]* of the Applicable Third Person IP Payments against royalties due to Lilly under this Section 3.1 with respect to sales of the applicable Product in the applicable country; provided, however, that the provisions of this Section 3.1(d) shall not result in a reduction of more than [  ]* of the royalty payments that would otherwise have been due to Lilly under this Section 3.1 in any Calendar Quarter with respect to sales of

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the applicable Product in the applicable country. In the event that the limitation set forth in the foregoing proviso is applicable during any Calendar Quarter, the amount of any reduction in royalties that is not taken in such Calendar Quarter as a result of such limitation shall be carried over to, and taken in, future Calendar Quarters, to the maximum extent permitted by such limitation.

(e)                                  Royalty Adjustments Related to Sales of Competing Products. On a Product-by- Product basis and on a country-by-country basis, if a Competing Product is sold in any country for the treatment of any indication for which a Product is being sold in such country, the royalty rate that shall apply to sales of such Product in such country under Section 3.1(b) hereof shall be [  ]* instead of [  ]* (and for purposes of coordinating the implementation of the royalty reduction provisions of Sections 3.1(d) and Section 3.1(e) in cases in which both of such Sections are applicable, the royalty reduction provisions of this Section 3.1(e) shall be implemented first and the royalty reduction provisions of Section 3.1(d) shall be applied second), provided, however, that the provisions of Sections 3.1(d) and (e) shall not result in the aggregate in a reduction of more than [  ]* of the royalty payments that would otherwise have been due to Lilly under this Section 3.1 in any Calendar Quarter with respect to sales of the applicable Product in the applicable country. In the event that the limitation set forth in the foregoing proviso is applicable during any Calendar Quarter, the amount of any reduction in royalties that is not taken in such Calendar Quarter as a result of such limitation shall be carried over to, and taken in, future Calendar Quarters, to the maximum extent permitted by such limitation.

(f)                                   Royalty Adjustments Related to Sales of Biosimilar or Generic Products. On a Product-by- Product basis and on a country-by-country basis, if any product sold in any country is a Biosimilar or Generic Product, the royalty rate that shall apply to sales of Product in such country under Section 3.1(b) hereof shall be [  ]* instead of [  ]* (and for purposes of coordinating the implementation of the royalty reduction provisions of Sections 3.1(d), 3.1(e) and Section 3.1(0, the provisions of Section 3.1(d) and Section 3.1(e) shall not be applicable to sales of such Product in such country for so long as the provisions of this Section 3.1(f) are applicable to such sales of such Product in such country).

3.2                               Royalty Payments, Record Retention. Company shall pay royalties due under Section 3.1 concurrently with the remittance of the royalty report in accordance with this Section 3.2. All amounts payable to Lilly under Section 3.1 shall be paid by electronic wire transfer in immediately available funds to an account designated in writing by Lilly. Company shall keep and maintain (and shall cause its Affiliates and require all Permitted Sellers to keep and maintain) proper, complete and accurate books and records in such form and detail as is necessary to ascertain Company’s compliance with the financial terms of this Agreement including without limitation such records as are necessary to verify royalty and other payments owed under Section 3.1. Such records shall be kept in accordance with GAAP and Company’s usual practices and procedures, consistently applied. Company shall preserve (and to the extent applicable, will cause its Affiliates and require all Permitted Sellers to preserve) such records

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made in any calendar year for a period of three (3) years following the close of that calendar year. Beginning with the First Commercial Sale of a Product, Company shall furnish Lilly with a quarterly report (a “Sales Report”) on Net Sales of Product within sixty (60) days after the end of each Calendar Quarter, which Sales Report shall set forth in reasonable detail on a Product-by-Product and country-by-country basis: (i) the Net Sales with respect to such Product during such Calendar Quarter in such country broken down between Company and any Permitted Sellers; and (ii) the total royalties due under Section 3.1 during such Calendar Quarter in such country broken down between Company and any Permitted Sellers and the basis of the calculation thereof. If Company receives any sales forecasts with respect to Products from a Sublicensee, then Company will provide such forecast to Lilly.

3.3                               Audits. During the term of this Agreement and within [  ]* years after its termination or expiration, Lilly shall, not more than once each year, have the right to have independent certified public accountants of national stature selected by Lilly and approved by the Company, such approval not be unreasonably withheld, conditioned or delayed, audit the Company’s records for three preceding years (to the extent not previously inspected pursuant to this Section 3.3) for the purpose of determining the accuracy of payments due Lilly under Section 3.1. The independent certified public accountants shall keep confidential any information obtained during such audit and shall report to the Company and Lilly only the amounts of Net Sales and royalties due and payable. If it is determined that additional royalties are owed to Lilly during such period, the Company will pay Lilly the additional royalties within thirty (30) days of the date the independent certified public accountant’s written report is provided to Company. In the event that such audit discloses that the actual royalties or other amounts payable by Company to Lilly are less than the royalties or other amounts paid by Company, then Company may credit any overpayment based on the results disclosed by such audit against future royalties due Lilly. The fees charged by such accounting firm will be paid by Lilly unless any additional royalties owed exceed [   ]* of the royalties paid for the applicable period subject to audit, in which case Company will pay the reasonable fees of the accounting firm.

3.4                               Taxes and Currency. All payments made to Lilly under this Agreement shall be in United States dollars. Any and all taxes levied on any royalty payments made by Company to Lilly under this Agreement shall be the liability of and paid by Lilly. Company shall be responsible for all other taxes. If laws or regulations require the withholding of taxes on payments made to Lilly, the taxes will be deducted by Company from the payment and remitted by Company to the proper tax authority, provided that Company will furnish Lilly with a copy of the official tax receipt on such withholdings as soon as practicable after such withholding, and give Lilly such assistance as may be reasonably necessary to enable or assist Lilly to claim exemption or take credit therefrom. Proof of payment shall be provided to Lilly within sixty (60) days after payment. Company will provide reasonable assistance in pursuing tax refunds.

3.5                               Late Payment. Any amounts not paid by Company when due under this Agreement will be subject to interest from and including the date payment is due through and including the date upon which Lilly has collected the funds in accordance herewith at a rate equal to the lesser of (i) the sum of two percent (2%) plus the prime rate of interest quoted in the

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Money Rates (or equivalent) section of the Wall Street Journal per annum, calculated daily on the basis of a three hundred sixty (360) day year, or (ii) the maximum interest rate allowed by law.

ARTICLE 4.

INITIATION AND CONDUCT OF DEVELOPMENT
AND COMMERCIALIZATION OF PRODUCT

4.1                               Company and Lilly Representatives. Promptly (and no later than thirty (30) days) after the Effective Date, Company shall designate in writing the Company representative that shall have the responsibility of communicating with Lilly personnel regarding transition support, development and commercialization of Compound and Product under this Agreement.  Company may change such representative from time to time by written notice to Lilly. Likewise, Lilly will promptly (and no later than thirty (30) days) after the Effective Date, designate in writing the Lilly representative that shall have the responsibility of communicating with Company under this Agreement. Lilly may change such representative from time to time by written notice to Company.

4.2                               Transfer Lilly Licensed Technology and Transition Support.

(a)                                 Provision of Lilly Licensed Technology.  Lilly shall provide, by delivery, direction to deliver or, if physical delivery is not requested by Company or reasonably practical, by change of ownership without physical transfer, to Company all material know-how, trade secrets, data reports and similar items included in the Lilly Licensed Technology and that are in the possession or control of Lilly. Without limiting the generality of the foregoing provisions of this Section 4.2(a), Lilly hereby agrees to transfer and deliver the following items to the Company or, if requested by the Company, any contractor of the Company, in each case as such items exist as of the Effective Date:  all research, pre-clinical data and clinical data with respect to any Compound; research and development reports with respect to any Compound; (iii) any copies of any correspondence in its possession or under its control with any Regulatory Authorities related to Compound; (iv) electronic copies of all patents and patent applications included within Lilly Patent, and (v) subject to any restrictions in licenses granted to Lilly by Third Persons, Lilly will transfer and deliver to the Company or, if requested by the Company, any contractor of the Company those assays, biological materials, research tools and research reagents identified by Company in writing to Lilly used in relation to research and development of any Compound that Lilly may have and that Company would like to have transferred to it in relation to the research and development of Compound. Lilly shall use Diligence and work in good faith to complete such provision within ninety (90) days of the Effective Date or within such other timetable as the Parties shall mutually agree upon. All of the costs and expenses incurred by Lilly in complying with the provisions of this Section 4.2(a) shall be borne solely by Lilly.

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(b)                                 Transfer of Manufacturing Process, Materials and Know How. After the Effective Date as provided in Section 5.1, Lilly shall use Diligence and work in good faith to transfer to the Company or to the Company’s contract manufacturer, Lilly’s manufacturing Know How, technology and process to the extent necessary to enable the Company or the Company’s contract manufacturer to manufacture the Compounds, including, without limitation, transfer of (i) the materials, information and documents described in Section 5.1 and Exhibit G. and (ii) any drug master files (or, at the request of the Company, the right to reference any drug master file for any purposes, including any application for Regulatory Approval) with respect to any Compound. All of the costs and expenses incurred by Lilly in complying with the provisions of this Section 4.2(b) shall be borne solely by Lilly.

(c)                                  After the Option Period, if Lilly does not exercise the Option, Lilly shall use Diligence and work in good faith to provide to the Company or to the Company’s contract manufacturer, no later than ninety (90) days from the date of request by the Company, (i) the master cell bank and (ii) the drug substance and drug product materials, development reports, documents and information related to the activities described in Section 5.3, subject to, in the case of the items referred to in the foregoing clause (ii), agreement by the Parties with respect to the one-time cash payment to be paid by the Company to Lilly for such items. In addition, with respect to the bioreactor feed media, Lilly will make available only to a Third Person contract manufacturer, subject to an agreement acceptable to Lilly to protect Lilly’s trade secret information, information and Lilly Know How pertaining to full composition (components and quantities of each component) of all the cell culture bioreactor feed media used with GS-CHO cell system required for the manufacture of Compounds or Products to enable Company to procure bioreactor feed media from such Third Person contract manufacturer as a commodity item under a drug master file arrangement.

(d)                                 Transition Support. Subject to the other provisions of this Section 4.2, the Parties agree to work in good faith to complete the transfer to the Company of any Lilly Licensed Technology in Lilly’s possession or control and the items and activities contemplated in Section 4.2(b) above within ninety (90) days of Company’s request therefor. During the six month period after the Effective Time and during each such ninety (90) day period, Lilly will grant Company reasonable access, during normal business hours, to appropriate Lilly personnel for reasonable consultation. Lilly shall not be entitled to compensation for time spent by Lilly personnel, but Company will reimburse Lilly for any travel or other out-of-pocket expenses incurred by Lilly in connection with such reasonable consultation by Lilly personnel. The Parties may by mutual agreement extend any of the time periods set forth in this Section 4.2(d). The foregoing support shall not include any service that is to be provided as required by the Services Agreement.

(e)                                  Transfer of Regulatory Materials. In the event Lilly holds as of the Effective Date any IND or other regulatory materials or obligations related to Compound or Product, the responsibilities of the Parties with respect to such activities shall be as set

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forth on Exhibit C. Except as expressly set forth on Exhibit C or in the Services Agreement, Lilly shall have no responsibility to make or maintain any filings with any Drug Regulatory Agency with respect to Compound, Modified Compound or Product.

(f)                                   Completion of Ongoing Lilly Activities. In the event Lilly has as of the Effective Date any ongoing research or development activities relating to Compound, Modified Compound or Product, the responsibilities of the Parties with respect to such activities, and the compensation, if any, to be received by Lilly should Lilly be responsible for completion of such activities, shall be as set forth on Exhibit D.

(g)                                  Assumption of Third Person Agreements. In the event Lilly is a party to any existing agreements relating to research or development of Compound, Modified Compound or Product that will not be terminated by Lilly as of the Effective Date (other than the agreements, if any, listed on Exhibit B), the responsibilities of the Parties with respect to such agreements shall be as set forth on Exhibit E.

4.3                               Company’s Obligation to Develop Compound and Commercialize Product.

(a)                                 Company shall use Diligence to develop, obtain Regulatory Approval for and commercialize at least one Product in all Major Markets. During the Option Period, the Company shall also use Diligence to complete the Development Plan attached as Exhibit F. Exhibit F may be modified from time to time in accordance with the terms of the Investors’ Agreement. The failure of Company to meet the foregoing diligence obligation shall be considered to be a material breach of this Agreement by Company and Lilly shall be entitled to terminate this Agreement in accordance with Article 10 of this Agreement. Termination of this Agreement in accordance with Article 10 of this Agreement shall be Lilly’s sole remedy under this Agreement for any failure by the Company to meet the foregoing diligence obligation.

(b)                                 Company shall be responsible (financially and otherwise) for all further development and commercialization (pre-clinical and clinical) for Compound or Product, and except as expressly provided in this Agreement, Lilly shall have no obligations with respect thereto. Except as expressly provided in this Agreement, Company or its sublicensees shall have responsibility for seeking all necessary Regulatory Approvals to develop Compound or Product, and Company or its Permitted Sellers shall have responsibility for all filings with Drug Regulatory Agencies and will hold legal title to all Applications for Marketing Authorizations within the Territory, and shall assume full responsibility for the clinical protocols developed in support of such Applications for Marketing Authorization.

4.4                               Company Obligation to Update Lilly of Product Development and Marketing Progress.  At least semiannually during the term of this Agreement, the Company representative shall provide the Lilly representative with a written summary which shall, among other things, set out the then current development and/or marketing plan (to the extent such development

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and/or marketing plan has changed and not otherwise previously provided to Lilly), a summary of the activities conducted during the preceding twelve (12) month period, describe all regulatory filings and submissions made in the Major Markets and the status thereof and all approvals obtained, and such other information as Lilly may from time to time reasonably request with respect to the development and marketing of Compound or Product in the Major Markets and Company’s compliance with its obligations under Section 4.3 of this Agreement.

4.5                               Governmental Filings. Lilly and Company each agree to prepare and file whatever filings, requests or applications are required to be filed with any governmental authority in connection with the grant of rights in Article 2 of this Agreement and to cooperate with one another as reasonably necessary to accomplish the foregoing.

4.6                               Compliance with Law. Company will, and shall cause its Permitted Sellers to, comply in all material respects with all Applicable Laws relating to its activities hereunder.

4.7                               Adverse Events. During the term of this Agreement, the Parties shall each provide to the other on a timely basis full and complete information concerning reportable adverse events and information concerning side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof related to Compound and Product, including reportable events from clinical trials.

ARTICLE 5.

SUPPLIES OF COMPOUND AND OTHER MATERIALS

5.1                               Transfer of Compound Supply.  Subject to payment to Lilly of the amount described in Exhibit G, Lilly hereby assigns, transfers, and conveys to Company, effective as of the Effective Date, all of Lilly’s right, title, and interest in and to the approximate quantities of Compound in bulk or finished form, Compound intermediates, or other materials described in Exhibit G (“Compound Supply”), and within thirty (30) days of the Effective Date, or on such other schedule as is reasonably acceptable to each of the Parties, Lilly will make available to Company the Compound Supply. All Compound Supply is being transferred “AS IS” without any representation or warranty of any kind or nature, express or implied, either in fact or by operation of law, statute, or otherwise, including without limitation any warranty that the Compound Supply is suitable for human testing, is merchantable or fit for a particular purpose. Company shall be responsible for performing or having performed all quality control, quality assurance, and analytical assays (including developmental, release, related substances, stability, toxicology dosage form and end of study assays). In addition, Company shall comply with any restriction on use of Compound Supply set forth on Exhibit G. Lilly may retain quantities of Compound for any use not prohibited by this Agreement. Except for the payments described in and required by Exhibit G, Company shall not make any additional payment or be required to make any other payment to Lilly or otherwise provide any consideration to Lilly in connection with the performance by Lilly of its obligations under this Section 5.1.

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5.2                               Additional Supply of Compound.  Unless otherwise set forth on Exhibit G, and except as set forth in Section 5.1, Company shall, at its own expense, provide all quantities of Compound, Compound intermediates or Product that Company needs to accommodate its development and commercialization efforts under this Agreement.

5.3                               Further Lilly Manufacturing Activities.  Pursuant to the terms of the Investors’ Agreement, Lilly will have an option to acquire the Company at a future date. During the term of this Agreement, and until exercise or termination of Lilly’s right to acquire the Company under the Investors’ Agreement, Lilly may, at its option and subject to the provisions set forth below in this Section 5.3, elect to conduct manufacturing and manufacturing related activities with respect to Lead Compound in order to facilitate Lilly’s further development and commercialization of Lead Compound should Lilly acquire the Company in the future. These activities may include, with respect to Lead Compound, further manufacture of drug substance or drug product, manufacturing process development activities (including further characterization of the Lead Compound, master cell development, analytical and biophysical development, molecular and cell biology studies, and development of quality related parameters) and such other manufacturing related activities as Lilly may elect; provided, however, that none of such activities by Lilly may consist or involve (x) filing applications for Regulatory Approval or seeking any necessary Regulatory Approvals to develop or manufacture Lead Compound , (y) engaging in any clinical trial or study with any drug substance or drug product manufactured by Lilly pursuant to this Section 5.3, and (z) commercial manufacturing activities. All activities under this Section 5.3 will be at Lilly’s expense. Lilly will provide Company with quarterly updates regarding any such activities, but all know-how or other intellectual property developed as a result of such activities shall be solely owned by Lilly and shall not be deemed included within the scope of the licenses provided to Company pursuant to clauses (i)-(iv) of Section 2.1. Company shall have no license or other right to utilize such know-how or intellectual property unless otherwise agreed by Lilly or unless within the scope of the non-exclusive license provided to the Company pursuant to clause (v) of Section 2.1.

ARTICLE 6.

INTELLECTUAL PROPERTY

6.1                               Maintenance of Intellectual Property.  Subject to Section 6.4, Lilly shall remain the owner of all Lilly Licensed Technology. Lilly shall be responsible at its expense for the filing, prosecution and maintenance of all Lilly Patents included within the Lilly Licensed Technology. The primary objective of the patent strategy shall be to provide patent exclusivity for the Compounds and Products and uses thereof in the Major Markets. Other elements of such strategy shall be subservient to this primary objective. Lilly shall keep Company reasonably informed of the status of all material matters relating to Lilly’s activities with respect to Lilly Patents included within the Lilly Licensed Technology by providing Company with all material documentation and correspondence from, sent to or filed with patent offices in the Territory regarding the Lilly Patents and by providing updates to Company from time to time as Company may reasonably request, and Lilly shall comply with the reasonable directions of Company consistent with the patent strategy outlined above. If Company so requests, before taking any

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material step in the prosecution of any Lilly Patents included within the Lilly Licensed Technology, Lilly shall allow Company a reasonable opportunity to comment on the action proposed to be taken, and agrees to incorporate in such filings all reasonable comments of Company that are provided on a timely basis. Notwithstanding the foregoing provisions of this Section 6.1, Lilly shall at its own cost and expense file, prosecute and maintain Lilly Patents in any country in the Territory requested by Company; provided, however, that, (x) in the event that Lilly notifies the Company that it does not wish to file any patent application in any country in the Territory requested by the Company, the Company shall have the right to file such patent application in its own name and at its own cost and expense, and the Company shall own all right, title and interest in and to such patent application and any patent that issues therefrom in such country provided that such patent application and any patent that issues therefrom in such country shall be included within Lilly Patents for purposes of this Agreement, and (y) in the event that Lilly does not desire to continue prosecution or to maintain any Lilly Patent in any country in the Territory, such Lilly Patent shall be assigned to the Company pursuant to Section 6.4 hereof. Company will cooperate with Lilly and provide such assistance as Lilly may reasonably request in connection with its activities under this Section 6.1. In the event that Lilly desires to cease maintenance of or to abandon any patent or patent application included in the Lilly Licensed Technology, Lilly shall provide reasonable prior written notice to Company of such intention to abandon (which notice shall, in any event, be given no later than sixty (60) days prior to the next deadline for any action that may be taken with respect to such patent with the applicable patent office) and shall assign such patent or patent application to Company pursuant to Section 6.4 below.

6.2                               Enforcement.

(a)                                 Each Party shall promptly provide, but in no event later than thirty (30) days, the other with written notice reasonably detailing any known or alleged infringement of any of the Lilly Licensed Technology. Prior to the expiration of the Option Period, Lilly shall have the exclusive right but not the obligation to institute and direct legal proceedings against any Third Person believed to be infringing any Lilly Licensed Technology or otherwise abate such activities. After the expiration of the Option Period, the Company shall have the exclusive right but not the obligation to institute and direct legal proceedings against any Third Person believed to be infringing any Lilly Licensed Technology or otherwise abate such activities. If the Party that, pursuant to the foregoing provisions of this Section 6.2(a), has the exclusive right to institute and direct legal proceedings against any Third Person believed to be infringing any Lilly Licensed Technology or otherwise abate such activities does not abate such violation of intellectual property rights, including by commencement of a lawsuit against the accused Third Person if necessary, within ninety (90) days after receiving notice or otherwise becoming aware of such infringement, then the other Party shall be entitled (but shall not be obligated) to take all actions reasonably necessary to abate such violation in the Territory, including commencement of a lawsuit against the accused Third Party if necessary. Notwithstanding the foregoing, the Parties shall consult in advance regarding any action pursuant to this Section 6.2(a) and, after the expiration of the Option Period if Lilly has not exercised the Option, Lilly shall not undertake any

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enforcement action pursuant to this Section 6.2(a) without the prior approval of the Company, not to be unreasonably withheld. The primary objective of any patent enforcement action shall be to preserve exclusivity for the Product and uses thereof in the Major Markets. Other objectives shall be subservient to this primary objective. All amounts recovered from enforcement of any such rights by either Party in the Territory relating to the intellectual property licensed under this Agreement shall be first used to reimburse each Party’s costs and expenses incurred in connection with such action, and any remainder of such recovery shall be shared by the Parties as follows: (i) in the case of an enforcement action under this Section 6.2(a) controlled by Lilly, Lilly shall retain [  ]* of such remainder and [  ]* of such remainder shall be paid to the Company; and (ii) in the case of an enforcement action under this Section 6.2(a) controlled by Company, Company shall retain such remainder, provided that any remainder retained by Company shall be treated as Net Sales and shall be subject to Company’s royalty payment obligations at the applicable rate specified in Section 3.1.

(b)                                 For any action by a Party pursuant to subsection (a) above, in the event that such Party is unable to initiate or prosecute such action solely in its own name, the other Party will join such action voluntarily and will execute all documents necessary for such Party to initiate, prosecute and maintain such action and will otherwise cooperate with such party as may reasonably be requested. Each Party shall assert and not waive the joint defense privilege with respect to all communications between the Parties reasonably the subject thereof. The Parties shall keep each other informed of the status of their respective activities regarding any enforcement action. Neither Party shall settle any litigation or legal proceeding to enforce Lilly Licensed Technology without the other Party’s written authorization, not to be unreasonably withheld or delayed.

6.3                               Defense.

(a)                                 Each Party shall notify the other in writing of any allegations it receives from a Third Person that the manufacture, production, use, development, sale or distribution of any Compound, Modified Compound or Product infringes the intellectual property rights of such Third Person. Such notice shall be provided promptly, but in no event after more than ten (10) business days, following receipt of such allegations.

(b)                                 In the event that a Party receives notice that it or any of its Affiliates have been individually named as a defendant in a legal proceeding by a Third Person alleging infringement or misappropriation of a Third Person’s patents or other intellectual property right as a result of the manufacture, production, use, development, sale or distribution of Compounds, Modified Compounds or Products, such Party shall immediately notify the other Party in writing and in no event notify such other Party later than ten (10) business days after the receipt of such notice. Each Party shall assert and not waive the joint defense privilege with respect to all communications between the Parties reasonably the subject thereof. In such event, the Parties shall agree how best to mitigate or control the defense of any such legal proceeding.

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(c)                                  The Parties shall keep each other informed of the status of their respective activities regarding any litigation or settlement thereof initiated by a Third Person concerning a Party’s manufacture, production, use, development, sale or distribution of Products or any technology or intellectual property licensed by a Party under this Agreement; provided, however, that no settlement or consent judgment or other voluntary final disposition of a suit under this Section 6.3 may be undertaken by a Party without the consent of the other Party which consent shall not be unreasonably withheld or delayed.

6.4                               Option to Assign Lilly Patents.  At any time after the Effective Date, Lilly shall have the right to assign to Company ownership of any or all of the Lilly Patents included in the Lilly Licensed Technology, and Company shall have the right (but not the obligation) to accept any such assignment. The Company may (but shall not be required to) agree that Lilly shall assign to Company ownership of certain Lilly Patents in the event of a dispute or disagreement between Lilly and the Company concerning Lilly’s prosecution or prosecution strategy of any such assigned Lilly Patents. Such assigned Lilly Patents shall remain “Lilly Patents” for the purpose of the definition of Royalty Term and for the purpose of determining royalty payments in accordance with Section 3.1(b), except if such assignment is being made by Lilly ass result of Section 6.1(y). Effective upon the assignment of any Lilly Patents pursuant to this Section 6.4, the Company shall become responsible for all costs associated with the filing, prosecution and maintenance of those Lilly Patents so assigned to the extent that such costs accrue or otherwise relate to any period after the effectiveness of such assignment, and Lilly shall have no further right, title or interest with respect to, nor shall Lilly be entitled to any compensation of any kind (including, without limitation, any compensation for such assignment) in connection with, any such Lilly Patent so assigned. If, after such assignment of any Lilly Patents, such Lilly Patents will continue to be treated as Lilly Patents pursuant to, and in accordance with, the foregoing provisions of this Section 6.4, then (i) all amounts recovered from enforcement of such assigned Lilly Patents continue to be subject to the provisions of Section 6.2(a) hereof and (ii) if, after the effectiveness of any such assignment of such Lilly Patents to the Company, the Company determines to abandon prosecution of such Lilly Patents, the Company shall notify Lilly of such determination to abandon and, at the request of Lilly, shall assign back to Lilly such Lilly Patents, in which case the Company shall have no further responsibility for the prosecution of such Lilly Patents assigned by the Company to Lilly or any costs in connection with such Lilly Patents assigned by the Company to Lilly.

ARTICLE 7.

CONFIDENTIALITY

7.1                               Confidential Information. Unless and to the extent otherwise provided in the Investors’ Agreement or elsewhere in this Agreement (including, without limitation, further below in this Section 7.1 or in any of Sections 7.2, 7.3, 7.4 and 7.5), the Parties agree that, unless the Receiving Party obtains the prior written consent of the Disclosing Party, at all times during the term of this Agreement and for a ten (10)-year period following its expiration or earlier termination, the Receiving Party will keep completely confidential, will not publish or otherwise disclose and will not use directly or indirectly for any purpose any Confidential Information of

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the Disclosing Party relating to the subject matter of this Agreement, whether such Confidential Information was received by the Receiving Party prior to, on or after the Effective Date. Notwithstanding the foregoing, the Company and its Affiliates, contractors and sublicensees may use Confidential Information provided or made available by Lilly to the Company in connection with (i) the identification, discovery, research, development, manufacture, use, sale, distribution, importation or other commercialization of any Compound, Modified Compound or Product subject to, and in accordance with, the terms and conditions of this Agreement, (ii) the exercise of any and all rights granted by Lilly to the Company pursuant to this Agreement and (iii) the performance of any obligation of the Company under this Agreement.

7.2                               Limited Disclosure by either Party Permitted.  Each Party may disclose Confidential Information of the other Party to the extent that such disclosure is:

(a)                                 required by law, in the opinion of legal counsel to the Receiving Party; provided, however, that the Receiving Party will first have given reasonable notice to the Disclosing Party (if practicable) and given the Disclosing Party a reasonable opportunity to obtain a protective order or confidential treatment requiring that the Confidential information and documents that are the subject thereof be held in confidence by the recipient or, if disclosed, be used only for purposes required by such law; provided further, however, that if a protective order is not obtained, the Confidential information so disclosed will be limited to that information that is legally required to be disclosed as required by Applicable Law;

(b)                                 made by the Receiving Party to a United States or foreign tax authority;

(c)                                  made by the Receiving Party to its representatives; provided, however, that: (i) each such representative has a need to know such Confidential Information and has an obligation to maintain the confidentiality of such information, (ii) the Receiving Party informs each representative receiving such Confidential Information of its confidential nature, and (iii) the Receiving Party will be responsible for any breach of this Article 7 by any of its representatives to the same extent as if the breach were by the Receiving Party;

(d)                                 is permitted pursuant to, and in accordance with the provisions of, the Investors’ Agreement; or

(e)                                  made by a Receiving Party in order to comply with applicable securities law disclosure requirement or any disclosure requirements of any applicable stock market or securities exchange.

7.3                               Additional Limited Disclosure by Company Permitted.  The Company or any of its Affiliates, contractors or sublicensees may also disclose Confidential Information of Lilly to the extent that such disclosure is:

(a)                                 made to a governmental or regulatory authority, including a Drug Regulatory Agency, as required to conduct clinical trials or obtain or maintain any

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regulatory approval for Product, provided that reasonable effort will be taken to ensure confidential treatment of such information;

(b)                                 made to a Third Person as may be necessary or useful in connection with the research, manufacture, development, use and commercialization of Product, provided that such Third Person enters into a written confidentiality agreement containing confidentiality and non-use obligations no less protective than those set forth in this Agreement;

(c)                                  made by the Company or its representatives to Third Persons in connection with financing activities of the Company; provided, however, that: (i) each such Third Person has an obligation to maintain the confidentiality of such Confidential Information, (ii) the Company informs each Third Person receiving Confidential Information of its confidential nature, and (iii) the Company will be responsible for any breach of this Article 7 by any of such Third Persons to the same extent as if the breach were by the Company;

(d)                                 is permitted pursuant to, and in accordance with the provisions of, Section 7.5 below; or

(e)                                  made by Company or any representative of Company in the filing or publication of Lilly Patents, or any invention relating to any Compound, Modified Compound or Product, to the extent such disclosure in the filing or publication of the Lilly Patents is reasonably necessary for support of the Lilly Patent.

7.4                               Disclosure of Agreement.  Except as contemplated herein or in the Investors’ Agreement, neither Party shall disclose the terms of this Agreement (nor a redacted version thereof) to any Third Person without the prior written consent of the other Party. Without limitation, these prohibitions apply to press releases, annual reports, prospectuses, public statements, educational and scientific conferences, promotional materials, governmental filings and discussions with public officials, securities analysts and the media. However, subject to the requirements for review and approval that follow, this provision does not apply to a disclosure regarding this Agreement, which counsel to a Party has advised is required by Applicable Laws, to any Drug Regulatory Agency, Securities and Exchange Commission, Federal Trade Commission or Department of Justice or any applicable stock market or securities exchange. This includes requests for a copy of this Agreement or related information by tax authorities. Notwithstanding the foregoing, each Party may disclose the terms contained in this Agreement to its independent auditors in connection with audits of the Receiving Party, to its financial and other advisors, including legal counsel, and to its representatives and Third Persons to the same extent that such Party is permitted to disclose Confidential Information of the other Party to its representatives or any Third Person pursuant to any of the provisions of Section 7.2 or Section 7.3 hereof. Any press release announcing the signing of this Agreement shall be mutually approved by the Parties.

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If any Party to this Agreement determines a release of information regarding terms of this Agreement is required by Applicable Laws, prior to any release of such information, that Party will notify the other Party in writing as soon as practical and provide as much detail as possible in relation to the disclosure required and, where possible under Applicable Laws, will endeavor in good faith to provide the other Party with a minimum of five (5) business days to review the proposed public statement. The Parties will then discuss what information, if any, will actually be released and that Party shall obtain the other Party’s prior written consent or conduct any actions it may reasonably take to prevent or limit the requested disclosure. In addition, the non-disclosing Party shall have the right to review and comment on a redaction of this Agreement required by the SEC or other agencies and other Party shall use good faith in taking the non-disclosing Party’s comments into account prior to releasing the redaction to the SEC or such agency.

7.5                               Publications. Lilly shall have the right to present at symposia, professional meetings, and to publish in academic journals and other similar publications, accounts of its research relating to the Lilly Licensed Technology prior to the Effective Date, provided that Lilly shall have furnished a copy of the proposed disclosure at least sixty (60) days in advance of the presentation or publication date to Company and the Company shall have consented to such presentation or publication (which consent may not be unreasonably withheld or delayed). Company shall use the sixty (60) day period to evaluate the disclosure for patentable content and to, if it so determines, pursue patent protection with respect thereto. Subject to the No-Shop Policy set forth in the Investors’ Agreement, Company shall have the right to present at symposia, professional meetings, and to publish in academic journals and other similar publications, accounts of Lilly’s research relating to the Lilly Licensed Technology prior to the Effective Date and accounts of the Company’s research relating to the Lilly Licensed Technology after the Effective Date, provided that the Company shall have furnished a copy of the proposed disclosure at least sixty (60) days in advance of the presentation or publication date to Lilly and Lilly shall have consented to such presentation or publication (which consent, subject to the No-Shop Policy set forth in the Investors’ Agreement, may not be unreasonably withheld or delayed). The provisions of this Section 7.5 shall terminate on the earlier of (i) the date on which Lilly shall no longer have the right to acquire the Company pursuant to the Investors’ Agreement or any acquisition agreement entered into pursuant to the Investors’ Agreement and (ii) the closing of any acquisition of the Company by Lilly.

7.6                               Survival.  The confidentiality and non-use obligations of this Article 7 shall survive the termination or expiration of this Agreement.

ARTICLE 8.

REPRESENTATIONS, WARRANTIES, COVENANTS, AND DISCLAIMERS

8.1                               No Litigation, Infringement, etc.  Each Party represents that, to the best of its knowledge as of the Effective Date, there is no litigation or proceeding pending or threatened against or involving such Party in any court or before any agency or regulatory body which could

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adversely affect such Party’s ability or right to carry out the transactions contemplated by this Agreement.

8.2                               No Debarment.  Each Party represents and warrants to the other that it will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992 and upon request each Party will certify in writing to the other Party that neither such Party, its employees, nor any Person providing services for such Party under this Agreement has been debarred under the provisions of such Act.

8.3                               Corporate Existence.  As of the Effective Date, each Party represents and warrants to the other that it is a company duly organized, validly existing, and, if relevant in its jurisdiction of formation, in good standing under the laws of the jurisdiction in which it is formed.

8.4                               Authority to Execute and Perform.  As of the Effective Date, each Party represents and warrants to the other that it:

(a)                                 has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder;

(b)                                 has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement; and

(c)                                  has duly executed and delivered the Agreement, which constitutes a legal, valid, and binding obligation of it and which is enforceable against it in accordance with the Agreement’s terms.

8.5                               Additional Lilly Representations, Warranties and Covenants.

(a)                                 As of the Effective Date, Lilly represents and warrants to Company that Lilly Controls the Lilly Patents listed on Schedule 1. The foregoing does not constitute a representation or warranty of validity of any intellectual property right included in the Lilly Licensed Technology, or that practice of any of Lilly Licensed Technology would not violate the rights of any person.

(b)                                 As of the Effective Date, Lilly represents and warrants to Company that, to Lilly’s knowledge, there is no right or license of any Third Person that is required and has not been obtained by Lilly to permit Lilly to perform its obligations under this Agreement in accordance with the terms of this Agreement.

(c)                                  As of the Effective Date, Lilly represents and warrants to Company that neither Lilly nor any of its Affiliates Controls or otherwise has the right to use or practice any rights under any patent or patent application that are not included in the Lilly Patents on the Effective Date and that would be necessary to the research, development, manufacture, use, sale or importation of any Compound or any Product.

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(d)                                 As of the Effective Date, Lilly represents and warrants to Company that neither Lilly nor any of its Affiliates has received notice from any Third Person claiming or asserting that the practice or use of the Lilly Licensed Technology or the research, development, manufacture, use or commercialization of any of the Compounds or any Product has violated, violates or will violate any of the intellectual property rights of any person.

(e)                                  As of the Effective Date, Lilly represents and warrants to Company that there is no pending litigation or proceeding against Lilly or any of its Affiliates which alleges that the practice or use of the Lilly Licensed Technology or the research, development, manufacture, use or commercialization of any of the Compounds or any Product has violated, violates or will violate any of the intellectual property rights of any person.

(f)                                   As of the Effective Date, neither Lilly nor any of its Affiliates has given any notice to any Third Person asserting that the practice or use by such Third Person of any intellectual property or any other activities by such Third Person has violated, violates or will violate Lilly’s right, title and interest in and to the Lilly Licensed Technology.

(g)                                  As of the Effective Date, Lilly represents and warrants to Company that, except as set forth in Exhibit B hereto, (1) neither Lilly nor any of its Affiliates is a party to any contract or agreement with a Third Person pursuant to which Lilly or any of its Affiliates licensed-in or otherwise acquired or has the right to use all or any portion of the Lilly Licensed Technology, (2) neither Lilly nor any of its Affiliates is on the Effective Date, or will become at any time during the term of this Agreement, a party to any contract or agreement with a Third Person pursuant to which Company or any of its Affiliates or any sublicensee is or will be required to make payments on account of the use, practice or exploitation of all or any portion of the Lilly Licensed Technology and (3) neither Lilly nor any of its Affiliates is on the Effective Date, or will become at any time during the term of this Agreement, a party to any contract or agreement with a Third Person pursuant to which Lilly or any of its Affiliates shall grant to any Third Person a license or other right to use, practice or exploit all or any portion of the Lilly Licensed Technology.

(h)                                 As of the Effective Date, Lilly represents and warrants to Company that neither Lilly nor any of its Affiliates has entered into any agreement with a Third Person pursuant to which Lilly or any of its Affiliates shall have agreed not to enforce any right of Lilly or any of its Affiliates to preclude such Third Person from using or practicing any or all of the Lilly Licensed Technology.

(i)                                     As of the Effective Date, Lilly represents and warrants to Company that Lilly has disclosed to Company, with respect to the Compound, (i) the results of all preclinical and clinical testing in the possession or control of Lilly or any of its Affiliates or that are known to Lilly or any of its Affiliates on the Effective Date; and (ii) all

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information in the possession or control of Lilly or any of its Affiliates or that is known to Lilly or any of its Affiliates on the Effective Date concerning side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof.

(j)                                    As of the Effective Date, Lilly represents and warrants to Company that all information and data disclosed by Lilly to Company with respect to the Compound are complete and accurate in all material respects.

8.6                               DISCLAIMER OF IMPLIED WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY UNDER THIS AGREEMENT, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTE, OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES INCLUDING WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

8.7                               DISCLAIMER OF DAMAGES. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL OR PUNITIVE DAMAGES, OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, PROVIDED HOWEVER, THAT NOTHING IN THIS SECTION IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER ARTICLE 9.

ARTICLE 9.

INDEMNIFICATION

9.1                               Indemnification.

(a)                                 Company’s Obligation. Company shall defend, indemnify and hold harmless Lilly and its Affiliates and their officers, directors, employees and agents against any and all Damages incurred by any of them resulting from or arising out of:

(i)                                     any material breach of any representation, warranty, covenant or agreement made by Company in this Agreement;

(ii)                                  the handling, possession, development, manufacturing, marketing, distribution, promotion, sale or use of Product by Company, its Affiliates or a Permitted Seller;

(iii)                               the exercise of any right(s) under, relating to or arising out of the Lilly Licensed Technology by Company, its Affiliates or Permitted Sellers;

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(iv)                              Company’s, its Affiliates’ or any Permitted Seller’s failure to comply in any material respect with Applicable Laws in connection with the performance of its obligations hereunder; or

(v)                                 Any other activities conducted by Company, its Affiliates or Permitted Sellers with respect to any Compound or Modified Compound which activities are conducted after the Effective Date.

Notwithstanding the foregoing provisions of this Section 9.1(a), the Company shall not be required to indemnify Lilly or its Affiliates or their officers, directors, employees and agents pursuant to this Section 9.1(a) against any Damages to the extent that (1) such Damages result from or arise out of Lilly’s material breach of any of its obligations under this Agreement or any of its representations or warranties under this Agreement, (2) such Damages result from or arise out of any activities of Lilly under the Services Agreement or (3) such Damages result from or arise out of the negligence or willful misconduct of Lilly or its Affiliates or their officers, directors, employees or agents.

(b)                                 Lilly’s Obligation. Lilly shall defend, indemnify and hold harmless Company, its Affiliates and their officers, directors, employees and agents against any and all Damages incurred by any of them resulting from or arising out of:

(i)                                     any material breach of any representation, warranty, covenants or agreement made by Lilly in this Agreement;

(ii)                                  the exercise of any right(s) under the Lilly Licensed Technology by Lilly prior to the Effective Date; or

(iii)                               the handling, possession, development, manufacture or use of any Compound or Modified Compound by Lilly prior to the Effective Date.

Notwithstanding the foregoing provisions of this Section 9.1(b), Lilly shall not be required to indemnify Company or its Affiliates or their officers, directors, employees and agents pursuant to this Section 9.1(b) against any Damages to the extent that (1) such Damages result from or arise out of Company’s material breach of any of its obligations under this Agreement or any of its representations or warranties under this Agreement or (2) such Damages result from or arise out of the negligence or willful misconduct of Company or its Affiliates or their officers, directors, employees or agents.

9.2                               Notice and Opportunity to Defend.

(a)                                 Notice. Promptly after receipt by a Party hereto of notice of any claim which could give rise to a right to indemnification pursuant to Section 9.1, such Party (the “Indemnitee”) will give the other Party (the “Indemnifying Party”) written notice describing the claim in reasonable detail. The failure of an Indemnitee to give notice in the manner provided herein will not relieve the Indemnifying Party of its obligations

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under this Article 9, except to the extent that such failure to give notice materially prejudices the Indemnifying Party’s ability to defend such claim.

(b)                                 Defense of Action. In case any action that is subject to indemnification under this Article 9 shall be brought against an Indemnitee and it has given written notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate and, if it so desires, to assume the defense with counsel reasonably satisfactory to such Indemnitee. After notice from the Indemnifying Party to the Indemnitee of its election to assume the defense, the Indemnifying Party shall not be liable to such Indemnitee under this Article 9 for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee in connection with the defense.

(c)                                  Indemnitee’s Separate Counsel. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action at the Indemnitee’s expense, provided however, that the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnitee would present such counsel with a conflict of interest, and the Indemnifying Party does not elect to engage new counsel without such a conflict; (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of the institution of such action; or (iii) the Indemnifying Party shall authorize the Indemnitee in writing to employ separate counsel at the Indemnifying Party’s expense.

(d)                                 Settlement. If an Indemnifying Party assumes the defense of such action, no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnitee’s written consent, which consent shall not be unreasonably withheld or delayed.

(e)                                  Conduct of Defense. Notwithstanding anything to the contrary in this Section 9.2, the Party conducting the defense of a claim will (1) keep the other Party informed on a reasonable and timely basis as to the status of the defense of such claim (but only to the extent such other Party is not participating jointly in the defense of such claim), and (2) conduct the defense of such claim in a prudent manner.

9.3                               Survival. The provisions of this Article 9 will survive any termination or expiration of this Agreement. Each Indemnified Party’s rights under this Article 9 will not be deemed to have been waived or otherwise affected by such Indemnified Party’s waiver of the breach of any representation, warranty, agreement or covenant contained in or made pursuant to this Agreement, unless such waiver expressly and in writing also waives any or all of the Indemnified Party’s right under this Article 9.

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ARTICLE 10.

TERM AND TERMINATION

10.1                        Term. The term of this Agreement will begin upon the Effective Date and, unless sooner terminated under this Article 10, will continue in full force and effect on a country-by-country basis in the Territory until Company and its Permitted Sellers have no remaining royalty or other payment obligations in a specific country under Section 3.1. Upon expiration in a given country, the licenses granted in Article 2 with respect to such country shall become fully paid up, perpetual, and irrevocable.

10.2                        Termination by Lilly.  Upon any material breach of this Agreement by Company, Lilly may, at its option, terminate this Agreement upon ninety (90) days written notice to Company. Such termination shall become effective at the end of such ninety (90) day period unless Company cures such breach or violation during such ninety (90) day period.

10.3                        Termination by Company.

(a)                                 Company may terminate this Agreement at any time without cause upon ninety (90) days written notice to Lilly.

(b)                                 Upon any material breach of this Agreement by Lilly, Company may, at its option, terminate this Agreement upon ninety (90) days written notice to Lilly. Such termination shall become effective at the end of such ninety (90) day period unless Lilly cures such breach or violation during such ninety (90) day period.

10.4                        Termination for Bankruptcy. Notwithstanding any other provision of this Article 10, either Party may terminate this Agreement by providing written notice to the other Party (with immediate effect) if the other Party:

(a)                                 makes a general assignment of substantially all of its assets for the benefit of creditors;

(b)                                 petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or all or substantially all of its assets; or

(c)                                  voluntarily commences under the laws of any jurisdiction any proceeding for relief under the Bankruptcy Code of 1986, as amended or similar bankruptcy laws in applicable jurisdictions, involving its insolvency, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors.

10.5                        Termination by Lilly for Patent Challenge.  Lilly may terminate this Agreement upon thirty (30) days written notice to Company in the event that Company challenges or contests, or materially assists any other person to challenge or contest, the validity

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or enforceability of any of the Lilly Licensed Technology, unless, prior to the expiration of such thirty (30) days, Company withdraws such challenge or contest.

10.6                        Rights on Termination.

(a)                                 If Lilly terminates this Agreement under Section 10.2, 10.4 or 10.5, or Company terminates this Agreement under Section 10.3(a), then (i) all rights under the Lilly Licensed Technology granted by Lilly to Company pursuant to Article 2 will terminate, and all rights granted therein will immediately revert to Lilly with no further notice or action required on Lilly’s behalf, (ii) any sublicense granted by Company hereunder shall be assigned by Company to Lilly such that they become direct licenses between Lilly and the applicable sublicensee (and the rights granted to the applicable sublicensee under such sublicense shall survive termination of this Agreement subject to compliance with the assignment provision of this clause (ii)), (iii) the Company shall grant to Lilly an irrevocable, non-exclusive, perpetual, fully paid up license under all patent rights developed or acquired by Company during the term of this Agreement, but only if and to the extent that (1) the practice and use by Lilly of the Lilly Licensed Technology, absent such license, would infringe such patent rights, (2) the Company has the right to grant such non-exclusive license in light of any rights of any Third Persons in and to such patent rights and (3) Lilly agrees to assume any and all obligations of the Company to any Third Persons in connection with the practice or use of such patent rights by Lilly or any of Lilly’s Affiliates, licensees or sublicensees, including any royalties or other payments due to such Third Persons and any limitations on the duration of any such non-exclusive license to such patent rights that such Third Persons may have the right to require, (iv) the Company shall grant to Lilly an irrevocable, non-exclusive, perpetual, fully paid up license to the results and data from all preclinical and clinical studies of any Compound or Product, but only if and to the extent that (1) the composition of matter of such Compound or Product is covered by the Lilly Patents, (2) the Company has the right to grant such non-exclusive license in light of any rights of any Third Persons and (3) Lilly agrees to assume any and all obligations of the Company to any Third Persons in connection with the grant to Lilly of such non-exclusive license rights, including any royalties or other payment obligations due to such Third Persons and any limitations on the duration of any such non-exclusive license that such Third Persons may have the right to require, (v) the Company shall take all steps necessary to permit Lilly to utilize all Applications for Marketing Authorizations and all Regulatory Approvals with respect to Product so as to permit Lilly or its designee to commence marketing Product in the Territory, provided that the composition of matter of such Product is covered by the Lilly Patents in those countries in the Territory that pertain to such Applications for Marketing Authorizations and Regulatory Approvals and (vi) Company shall assign or re-assign, as the case may be, to Lilly all Lilly Patents covered in Section 6.1(x) and all Lilly Patents that have been assigned by Lilly to the Company and continue after such assignment to be treated as Lilly Patents pursuant to, and in accordance with, the provisions of Section 6.4.

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(b)                                 If Company terminates this Agreement under Section 10.3(b) or Section 10.4, then (i) the licenses granted by Lilly pursuant to Article 2 shall remain in full force and effect, and Company shall remain liable for payment of all royalties provided for in Article 3. provided, however, that Company may offset against such royalties any damages to which it may be entitled as a result of breach of this Agreement by Lilly, and (ii) the provisions of Section 4.2 hereof shall survive any such termination.

10.7                        Additional Remedies. Residual Obligation Upon Termination.  Termination of this Agreement for any reason will not relieve either Party of any obligation or liability accruing prior thereto and will be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of the provisions of this Agreement. Without limiting the generality of the foregoing, no termination of this Agreement, whether by lapse of time or otherwise, will serve to terminate the rights and obligations of the Parties hereto with respect to this Agreement as it relates to the jurisdiction(s) for which this Agreement has not been terminated. The provisions of Article 1, Sections 3.2, 3.4 and 3.5, Article 7, Article 8, Article 9, Sections 10.6 and 10.7, and Article 11 are intended to and shall survive termination or expiration of this Agreement in accordance with the terms of such Articles or Section.

ARTICLE 11.

MISCELLANEOUS

11.1                        Independent Contractor.  It is understood and agreed that the Parties shall have the status of an independent contractor under this Agreement and that nothing in this Agreement shall be construed as creating any partnership, joint venture or employer-employee relationship between the Parties or as authorization for either Company or Lilly to act as agent for the other.

11.2                        No Benefit to Others.  The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties and their legal representatives, successors and assigns, and they shall not be construed as conferring any rights to any Third Person.

11.3                        Force Majeure.  If either Party is affected by any extraordinary, unexpected and unavoidable event such as acts of God, floods, fires, riots, war, terrorism, labor disturbances, failures of sources of supply, infectious diseases of animals, or by the reason of any law, order, proclamation, regulation, ordinance, demand or requirement of the relevant government or any authority or representative thereof, or by reason of any other cause whatsoever (provided that in all such cases the Party claiming relief on account of such event can demonstrate that such event was extraordinary, unexpected and unavoidable by the exercise of reasonable care) (“Force Majeure”) it shall notify the other Party within thirty (30) business days of the nature and extent thereof and take all reasonable steps to overcome the Force Majeure as quickly as possible and to minimize the loss occasioned to that other Party. Such notice will identify the requirements of this Agreement or such of its obligations as may be affected, and, subject to the provisions below, to the extent so affected, said obligations will be suspended during the period of such disability, not to exceed one hundred and eighty (180) days. The Party prevented from

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performing hereunder will use reasonable efforts to remove such disability as quickly as possible and will continue performance whenever such causes are removed.

11.4                        Amendment. This Agreement may not be amended, supplemented, or otherwise modified except by an instrument in writing signed by authorized representatives of the Parties.

11.5                        Entire Agreement. This Agreement, the Strategic Agreement and the Investors’ Agreement constitute the full and entire understanding and agreement among the Parties and their respective Affiliates and stockholders with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties or among either Party and any Affiliates or stockholders of the other Party are expressly canceled. In the event of any inconsistency between the terms of this Agreement, the Strategic Agreement or the Investors’ Agreement with respect to the subject matter hereof, this Agreement shall govern.

11.6                        Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective while this Agreement remains in effect, the legality, validity and enforceability of the remaining provisions will not be affected thereby.

11.7                        Waiver. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof only by a written instrument executed by such Party. No delay on the part of Lilly or Company in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either Lilly or Company of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

11.8                        Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by prepaid express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by the notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

For Lilly:	Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285
Attention: General Patent Counsel

For Company:	Dekkun Corporation
55 Cambridge Parkway
Cambridge, MA 02142
Attention: President

with a copy (which shall not constitute notice) to the Company’s legal counsel:

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Bingham McCutchen LLP
One Federal Street
Boston, MA 02492
Attention: Julio E. Vega, Esq.

11.9                        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable therein, excluding any choice of law rules, which may direct the application of the law of any other jurisdiction. However, the scope, validity and enforceability of any Lilly Patents encompassed within the scope of this Agreement shall be determined in accordance with the applicable laws of the countries in which such Lilly Patents have issued.

11.10                 Assignability. During the term of this Agreement, neither Party shall assign any benefit or burden under this Agreement without prior written consent of the other Party, which shall not be unreasonably withheld, except that (i) either Party may assign its rights and obligations under this Agreement to any Person with which it may merge or consolidate or to any company to whom it may transfer substantially all of its assets or to any Person which may acquire such Party (including, in each case, any company created as a new vehicle upon any such merger, transfer or acquisition), and (ii) Lilly may freely assign its royalty and other payment interests (and related information access, audit and other rights) in whole or in part. Any such assignment shall not release the assigning Party from any of its obligations under this Agreement. This Agreement shall be binding on and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

11.11                 Jointly Prepared. This Agreement will be deemed to have been drafted by both Lilly and Company and will not be construed against either Party as the draftsperson hereof.

11.12                 Headings, Gender and Number. All section and article titles or captions contained in this Agreement and in any exhibit, schedule or certificate referred to herein or annexed to this Agreement are for convenience only, will not be deemed a part of this Agreement and will not affect the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and other gender, masculine, feminine, or neuter, as the context requires.

11.13                 Dispute Resolution. If any dispute arises relating to this Agreement, prior to instituting any lawsuit or other dispute resolution process on account of such dispute, the Parties will attempt in good faith to settle such dispute first by negotiation and consultation between themselves, including referral of such dispute to Vice President - Global External Research and Development (or person occupying a similar role) and the Chief Executive Officer of Company. If such executives are unable to resolve such dispute or agree upon a mechanism to resolve such dispute within sixty (60) days of the first written request for dispute resolution under this Section 11.13, then either Party shall be free to pursue the resolution of such dispute in any applicable forum. This provision shall not preclude any Party from seeking immediate injunctive relief in the event such Party believes that irreparable harm will occur.

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11.14                 Sublicensees. In addition to the requirements of Section 2.2 of this Agreement, in the event Company utilizes any Affiliate or any Third Person to distribute Product (directly or indirectly) for Company in the Territory or Company otherwise sublicenses any of the license rights under this Agreement. The agreement with such Affiliate or Third Person shall include an obligation for such Third Person to comply with the provisions of this Agreement on the same basis as if such sales were made by Company, and Company shall for all purposes under this Agreement treat the Net Sales of Product of the sublicensee as Net Sales of Company. Notwithstanding anything express or implied in the foregoing provisions of this Section 11.14 or elsewhere in this Agreement to the contrary, the provisions of this Section 11.14 shall not be applicable to any distributor of Product that has not been granted any right to make or have made such Product and that does not have an obligation in the applicable distribution agreement to pay royalties in connection with sales of units of such Product, and sales of such Product by such distributor shall not be deemed or treated as giving rise to Net Sales for purposes of this Agreement.

11.15                 Schedules, Exhibits and Attachments. All schedules, exhibits and attachments referred to herein are intended to be and hereby are specifically made part of this Agreement. However, if there is a conflict between a term or condition of such schedules, exhibits and attachments and this Agreement, the terms and conditions of this Agreement shall prevail.

11.16                 Further Assurances. Each of the Parties to this Agreement shall at the request of any other Party execute and deliver any further documents and do all acts and things as that Party may reasonably require in order to carry out the true intent and meaning of this Agreement.

11.17                 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

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IN WITNESS WHEREOF, the Parties by their respective authorized representatives, have executed this Agreement.

ELI LILLY AND COMPANY		ELI LILLY AND COMPANY

By:	/s/ Jan Lundberg	By:	/s/ Derica Rice

Printed:	Jan Lundberg	Printed:	Derica Rice

Title:	EVP, Sci/Tech & President LRL	Title:	EVP, Global Services & CFO

DEKKUN CORPORATION

		By:	/s/ Christopher K. Mirabelli

		Printed:	Christopher K. Mirabelli

		Title:	President and Chief Executive Officer

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EXHIBIT A

Series A Convertible Preferred Stock Issuance Agreement

See Tab 6.

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EXHIBIT B

UPSTREAM LICENSES

Certain of the Lilly Licensed Technology is subject to the terms of the following agreements (“Upstream Licenses”), copies of which have been provided to Company:

1.                                      Collaboration Agreement, dated January 5, 2001, between [   ]* and Eli Lilly and Company, as amended and in effect as of the Effective Date (the “[   ]* Agreement”).

2.                                      License Agreement dated April 11, 2003 between [   ]* and Eli Lilly and Company, as amended (the “[   ]* Agreement”).

All licenses granted to Company hereunder are subject to and limited by the terms of the Upstream Licenses, and no license is granted hereunder if the same would violate the terms of any of the Upstream Licenses. All milestones, royalties or other compensation due under the Upstream Licenses on account of any Compound, Modified Compound or Product developed or sold by the Company or any of its Affiliates or sublicensees following the Effective Date shall be the responsibility of the Parties as follows:

a.                                      With respect to the [   ]* Agreement, Lilly shall be responsible for payment of any and all amounts under Section 5.3.1 thereof and the Company will be responsible for any and all payments under Section 5.3.2 thereof; and

b.                                      With respect to the [   ]* Agreement, the Company will be responsible for payments under Article 3 thereof.

All milestones, royalties or other compensation due under the Upstream Licenses on account of any Compound, Modified Compound or Product developed or sold by any person other than the Company or any of its Affiliates or sublicensees following the Effective Date shall be the responsibility of Lilly.

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EXHIBIT C

REGULATORY MATERIALS AND RESPONSIBILITY

Lilly currently is the holder of US IND 104,737 relating to Lead Compound. As soon as practicable after the Effective Date, Lilly will (i) give appropriate notices to the US FDA to transfer sponsorship and ownership of such IND to Company, (ii) provide Company with full electronic copies of the IND, and all amendments and regulatory communications relating to the IND, and (iii) take such other actions as may be reasonably necessary to transfer such IND to Company.

Following transfer of the IND to Company, Company shall be responsible for all further regulatory responsibilities with respect to such IND and the further development and commercialization of Compound and Product, subject, however, to the terms of the Master Development Services Agreement between Lilly and Company dated as of the Effective Date, pursuant to which Lilly has agreed to provide certain development services to Company.

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EXHIBIT D

ONGOING LILLY ACTIVITIES

As of the Effective Date, Lilly is conducting certain ongoing development activities with respect to Compound. Lilly will use Diligence to complete such activities in accordance with the following:

1.                                      Lilly will continue its efforts to produce human DKK2 for use in development assays for purposes of responding to FDA inquires regarding the cross-reactivity of Lead Compound to DKK2. Lilly will bear all costs in connection with this effort.

2.                                      Lilly will continue the ongoing Lead Compound Single Ascending Dose Study in Osteopenic Patients in accordance with its protocol. Company will reimburse Lilly for an amount equal to one-sixth (1/6) of the total external cost to Lilly of conducting the entire study, such reimbursement to occur within thirty (30) days of receipt of an invoice and appropriate supporting documentation from Lilly. The amount that will be due to Lilly is presently estimated to be approximately $[   ]*. Such estimate is made by Lilly in good faith but is non-binding.

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EXHIBIT E

THIRD PARTY CONTRACTS

Ongoing MTA

[   ]*, effective 27-Oct-2009. Compounds supplied blinded for inclusion in Rat/mouse osteotomy studies as well as rabbit/rat spinal fusion studies.

The Company does not have and shall not have any obligation under or in connection with the foregoing ongoing MTA.

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EXHIBIT F

DEVELOPMENT PLAN

DEVELOPMENT MILESTONE

MILESTONE DOCUMENTATION

See Exhibit D to Series B Convertible Redeemable Preferred Stock Purchase Agreement.

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EXHIBIT G

COMPOUND SUPPLY

As soon as practicable following the Effective Date, and in accordance with the provisions of Section 5.1, Lilly will supply to Company the following:

1.                                      Approximately 534 g. of drug substance (API) of Lead Compound, which material was produced in accordance with GMP.

2.                                      If available, approximately 25 g. of drug substance of Lead Compound that was not produced in accordance with GMP but may be suitable for use in toxicology studies. This material, if available, may not be used in humans.

3.                                      Approximately 3400 nude vials of Lead Compound drug product

4.                                      If available, reasonable quantities of vials, stoppers and over seals suitable for use in production of further drug product for use in the Development Plan,

5.                                      Reasonable quantities of the corporate reference standard for Lead Compound as necessary for the activities contemplated by the Development Plan.

6.                                      Reasonable quantities of hDKK1 reference standard for use in the Lead Compound bio-response bioassay.

7.                                      Access to GMP documentation regarding the Lead Compound as reasonably necessary, including certificates of analysis and of GMP conformance.

8.                                      Access to analytical test methods, stability data, batch records and other documentation relating to Lead Compound as reasonably necessary.

9.                                      Access to CMC related regulatory documentation and commitments associated with Lead Compound (if not already provided as part of transfer of regulatory information).

10.                               If reasonably necessary to complete the activities contemplated by the Development Plan, Lilly will use Diligence to produce for Company a reasonable quantity of additional drug substance or drug product for Lead Compound, subject to the scheduling needs of Lilly and to agreement between Lilly and Company of the cost of such material.

In consideration of the materials to be provided by Lilly, Company will pay to Lilly the sum of $[   ]* within five days of the Effective Date. Except for such payment, Lilly will be responsible for all costs of providing the materials described above.

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SCHEDULE 1

LILLY PATENTS

LILLY LICENSED PATENTS

[   ]*

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SCHEDULE 2

[   ]*+

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